Exhibit 99.3

Discussion and

Reconciliation of Non-

GAAP Financial Measures

March 31, 2022

(Unaudited)

Definitions
Adjusted Fixed Charge Coverage Adjusted EBITDAre divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and our ability to meet interest payments on our outstanding debt and pay dividends to our preferred stockholders, if applicable. Our various debt agreements contain covenants that require us to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain of our debt instruments. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Adjusted EBITDAre and Fixed Charges.
Adjusted Funds From Operations (“AFFO”) AFFO is defined as FFO as Adjusted after excluding the impact of the following: (i) amortization of stock-based compensation, (ii) amortization of deferred financing costs, net, (iii) straight-line rents, (iv) deferred income taxes, and (v) other AFFO adjustments, which include: (a) amortization of acquired market lease intangibles, net, (b) non-cash interest related to DFLs and lease incentive amortization (reduction of straight-line rents), (c) actuarial reserves for insurance claims that have been incurred but not reported, and (d) amortization of deferred revenues, excluding amounts amortized into rental income that are associated with tenant funded improvements owned/recognized by us and up-front cash payments made by tenants to reduce their contractual rents. Also, AFFO is computed after deducting recurring capital expenditures, including second generation leasing costs and second generation tenant and capital improvements, and includes adjustments to compute our share of AFFO from our unconsolidated joint ventures. More specifically, recurring capital expenditures, including second generation leasing costs and second generation tenant and capital improvements ("AFFO capital expenditures") excludes our share from unconsolidated joint ventures (reported in “other AFFO adjustments”). Adjustments for joint ventures are calculated to reflect our pro-rata share of both our consolidated and unconsolidated joint ventures. We reflect our share of AFFO for unconsolidated joint ventures by applying our actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. We reflect our share for consolidated joint ventures in which we do not own 100% of the equity by adjusting our AFFO to remove the third party ownership share of the applicable reconciling items based on actual ownership percentage for the applicable periods (reported in “other AFFO adjustments”). See FFO for further disclosure regarding our use of pro-rata share information and its limitations. Other REITs or real estate companies may use different methodologies for calculating AFFO, and accordingly, our AFFO may not be comparable to those reported by other REITs. Although our AFFO computation may not be comparable to that of other REITs, management believes AFFO provides a meaningful supplemental measure of our performance and is frequently used by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. We believe AFFO is an alternative run-rate earnings measure that improves the understanding of our operating results among investors and makes comparisons with: (i) expected results, (ii) results of previous periods, and (iii) results among REITs more meaningful. AFFO does not represent cash generated from operating activities determined in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs as it excludes the following items which generally flow through our cash flows from operating activities: (i) adjustments for changes in working capital or the actual timing of the payment of income or expense items that are accrued in the period, (ii) transaction-related costs, (iii) litigation settlement expenses, and (iv) restructuring and severance-related charges. Furthermore, AFFO is adjusted for recurring capital expenditures, which are generally not considered when determining cash flows from operations or liquidity. AFFO is a non-GAAP supplemental financial measure and should not be considered as an alternative to net income (loss) determined in accordance with GAAP.
Consolidated Debt The carrying amount of bank line of credit, commercial paper, term loans, senior unsecured notes, and mortgage debt, as reported in our consolidated financial statements.
Consolidated Gross Assets The carrying amount of total assets, excluding investments in and advances to our unconsolidated JVs, after adding back accumulated depreciation and amortization, as reported in our consolidated financial statements. Consolidated Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Consolidated Secured Debt  Mortgage and other debt secured by real estate, as reported in our consolidated financial statements.
Continuing Care Retirement Community (“CCRC”) A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing).
Debt Investments Loans secured by a direct interest in real estate and mezzanine loans.
Direct Financing Lease (“DFL”) Lease for which future minimum lease payments are recorded as a receivable and the difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield.

2

Definitions
EBITDAre and Adjusted EBITDAre EBITDAre, or EBITDA for Real Estate, is a supplemental performance measure defined by the National Association of Real Estate Investment Trusts (“Nareit”) and intended for real estate companies. It represents earnings before interest expense, income taxes, depreciation and amortization, gains or losses from sales of depreciable property (including gains or losses on change in control), and impairment charges (recoveries) related to depreciable property. Adjusted EBITDAre is defined as EBITDAre excluding other impairments (recoveries) and other losses (gains), transaction-related items, prepayment costs (benefits) associated with early retirement or payment of debt, restructuring and severance related charges, litigation costs (recoveries), casualty-related charges (recoveries), stock compensation expense, and foreign currency remeasurement losses (gains), adjusted to reflect the impact of transactions that closed during the quarter as if the transactions were completed at the beginning of the quarter. EBITDAre and Adjusted EBITDAre include our pro rata share of our unconsolidated JVs presented on the same basis. We consider EBITDAre and Adjusted EBITDAre important supplemental measures to net income (loss) because they provide an additional manner in which to evaluate our operating performance and serve as additional indicators of our ability to service our debt obligations. Net income (loss) is the most directly comparable U.S. generally accepted accounting principles (“GAAP”) measure to EBITDAre and Adjusted EBITDAre.
Enterprise Debt Consolidated Debt plus our pro rata share of total debt from our unconsolidated JVs. Enterprise Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Enterprise Gross Assets Consolidated Gross Assets plus our pro rata share of total gross assets from our unconsolidated JVs, after adding back accumulated depreciation and amortization. Enterprise Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Enterprise Secured Debt Consolidated Secured Debt plus our pro rata share of mortgage debt from our unconsolidated JVs. Enterprise Secured Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of Enterprise Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Entrance Fees Certain of our CCRC communities have residency agreements which require the resident to pay an upfront entrance fee prior to taking occupancy at the community. For net income, NOI, Adjusted NOI, Nareit FFO, FFO as Adjusted, and AFFO, the non-refundable portion of the entrance fee is recorded as deferred entrance fee revenue and amortized over the estimated stay of the resident based on an actuarial valuation. The refundable portion of a resident’s entrance fee is generally refundable within a certain number of months or days following contract termination or upon the sale of the unit. All refundable amounts due to residents at any time in the future are classified as liabilities.
Financial Leverage Enterprise Debt divided by Enterprise Gross Assets. Financial Leverage is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share information is calculated by applying our actual ownership percentage for the period and excludes debt funded by us to our JVs. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Fixed Charges Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges also includes our pro rata share of the interest expense plus capitalized interest plus preferred stock dividends (if applicable) of our unconsolidated JVs. Fixed Charges is a supplemental measure of our interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations.
Funds From Operations (“Nareit FFO”) and FFO as Adjusted FFO encompasses Nareit FFO and FFO as Adjusted, each of which is described in detail below. We believe FFO applicable to common shares, diluted FFO applicable to common shares, and diluted FFO per common share are important supplemental non-GAAP measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. The term FFO was designed by the REIT industry to address this issue.

3

Definitions
Nareit FFO. FFO, as defined by the National Association of Real Estate Investment Trusts (“Nareit”), is net income (loss) applicable to common shares (computed in accordance with GAAP), excluding gains or losses from sales of depreciable property, including any current and deferred taxes directly associated with sales of depreciable property, impairments of, or related to, depreciable real estate, plus real estate and other real estate-related depreciation and amortization, and adjustments to compute our share of Nareit FFO and FFO as Adjusted (see below) from joint ventures. Adjustments for joint ventures are calculated to reflect our pro-rata share of both our consolidated and unconsolidated joint ventures. We reflect our share of Nareit FFO for unconsolidated joint ventures by applying our actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. For consolidated joint ventures in which we do not own 100%, we reflect our share of the equity by adjusting our Nareit FFO to remove the third party ownership share of the applicable reconciling items based on actual ownership percentage for the applicable periods. Our pro-rata share information is prepared on a basis consistent with the comparable consolidated amounts, is intended to reflect our proportionate economic interest in the operating results of properties in our portfolio and is calculated by applying our actual ownership percentage for the period. We do not control the unconsolidated joint ventures, and the pro-rata presentations of reconciling items included in Nareit FFO do not represent our legal claim to such items. The joint venture members or partners are entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreements, which provide for such allocations generally according to their invested capital.
The presentation of pro-rata information has limitations, which include, but are not limited to, the following: (i) the amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses and (ii) other companies in our industry may calculate their pro-rata interest differently, limiting the usefulness as a comparative measure. Because of these limitations, the pro-rata financial information should not be considered independently or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP financial statements, using the pro-rata financial information as a supplement.
Nareit FFO does not represent cash generated from operating activities in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income (loss). We compute Nareit FFO in accordance with the current Nareit definition; however, other REITs may report Nareit FFO differently or have a different interpretation of the current Nareit definition from ours.
FFO as Adjusted. In addition, we present Nareit FFO on an adjusted basis before the impact of non-comparable items including, but not limited to, transaction-related items, other impairments (recoveries) and other losses (gains), restructuring and severance related charges, prepayment costs (benefits) associated with early retirement or payment of debt, litigation costs (recoveries), casualty-related charges (recoveries), foreign currency remeasurement losses (gains), deferred tax asset valuation allowances, and changes in tax legislation (“FFO as Adjusted”). Transaction-related items include transaction expenses and gains/charges incurred as a result of mergers and acquisitions and lease amendment or termination activities. Prepayment costs (benefits) associated with early retirement of debt include the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of debt. Other impairments (recoveries) and other losses (gains) include interest income associated with early and partial repayments of loans receivable and other losses or gains associated with non-depreciable assets including goodwill, DFLs, undeveloped land parcels, and loans receivable. Management believes that FFO as Adjusted provides a meaningful supplemental measurement of our FFO run-rate and is frequently used by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. At the same time that Nareit created and defined its FFO measure for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe stockholders, potential investors, and financial analysts who review our operating performance are best served by an FFO run-rate earnings measure that includes certain other adjustments to net income (loss), in addition to adjustments made to arrive at the Nareit defined measure of FFO. FFO as Adjusted is used by management in analyzing our business and the performance of our properties and we believe it is important that stockholders, potential investors, and financial analysts understand this measure used by management. We use FFO as Adjusted to: (i) evaluate our performance in comparison with expected results and results of previous periods, relative to resource allocation decisions, (ii) evaluate the performance of our management, (iii) budget and forecast future results to assist in the allocation of resources, (iv) assess our performance as compared with similar real estate companies and the industry in general, and (v) evaluate how a specific potential investment will impact our future results. Other REITs or real estate companies may use different methodologies for calculating an adjusted FFO measure, and accordingly, our FFO as Adjusted may not be comparable to those reported by other REITs.
Investment and Portfolio Investment Represents: (i) the carrying amount of real estate assets and intangibles, after adding back accumulated depreciation and amortization and (ii) the carrying amount of DFLs and Debt Investments. Portfolio Investment also includes our pro rata share of the real estate assets and intangibles held in our unconsolidated JVs, presented on the same basis as Investment, and excludes noncontrolling interests' pro rata share of the real estate assets and intangibles held in our consolidated JVs, presented on the same basis. Investment and Portfolio Investment exclude land held for development.

4

Definitions
Net Debt Enterprise Debt less the carrying amount of cash and cash equivalents, restricted cash, and expected net proceeds from the future settlement of shares issued through our equity forward contracts, as reported in our consolidated financial statements and our pro rata share of cash and cash equivalents and restricted cash from our unconsolidated JVs. Consolidated Debt is the most directly comparable GAAP measure to Net Debt. Net Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Net Debt to Adjusted EBITDAre Net Debt divided by Adjusted EBITDAre is a supplemental measure of our ability to decrease our debt. Because we may not be able to use our cash to reduce our debt on a dollar-for-dollar basis, this measure may have material limitations.
Net Operating Income (“NOI”) and Cash (Adjusted) NOI NOI and Adjusted NOI are non-U.S. generally accepted accounting principles (“GAAP”) supplemental financial measures used to evaluate the operating performance of real estate. NOI is defined as real estate revenues (inclusive of rental and related revenues, resident fees and services, income from direct financing leases, and government grant income and exclusive of interest income), less property level operating expenses; NOI excludes all other financial statement amounts included in net income (loss). Adjusted NOI is calculated as NOI after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee income and expense. NOI and Adjusted NOI include our share of income (loss) generated by unconsolidated joint ventures and exclude noncontrolling interests’ share of income (loss) generated by consolidated joint ventures. Adjusted NOI is oftentimes referred to as “Cash NOI.” Management believes NOI and Adjusted NOI are important supplemental measures because they provide relevant and useful information by reflecting only income and operating expense items that are incurred at the property level and present them on an unlevered basis. We use NOI and Adjusted NOI to make decisions about resource allocations, to assess and compare property level performance, and to evaluate our Same-Store (“SS”) performance, as described below. We believe that net income (loss) is the most directly comparable GAAP measure to NOI and Adjusted NOI. NOI and Adjusted NOI should not be viewed as alternative measures of operating performance to net income (loss) as defined by GAAP since they do not reflect various excluded items. Further, our definitions of NOI and Adjusted NOI may not be comparable to the definitions used by other REITs or real estate companies, as they may use different methodologies for calculating NOI and Adjusted NOI.
Operating expenses generally relate to leased medical office and life science properties, as well as CCRC facilities. We generally recover all or a portion of our leased medical office and life science property expenses through tenant recoveries. We present expenses as operating or general and administrative based on the underlying nature of the expense.
Portfolio Adjusted NOI Portfolio Adjusted NOI is Portfolio Cash Real Estate Revenues less Portfolio Cash Operating Expenses.
Portfolio Cash Operating Expenses Consolidated cash operating expenses plus the Company's pro rata share of cash operating expenses from its unconsolidated JVs less noncontrolling interests' pro rata share of cash operating expenses from consolidated JVs. Portfolio Cash Operating Expenses represent property level operating expenses (which exclude transition costs) after eliminating the effects of straight-line rents, lease termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee expense.
Portfolio Income Cash (Adjusted) NOI plus interest income plus our pro rata share of Cash (Adjusted) NOI from our unconsolidated JVs less noncontrolling interests' pro rata share of Cash (Adjusted) NOI from consolidated JVs.
Portfolio Real Estate Revenues and Portfolio Cash Real Estate Revenues Portfolio Real Estate Revenues include rental related revenues, resident fees and services, income from DFLs, and government grant income which is included in Other income (expense), net in our Consolidated Statement of Operations. Portfolio Real Estate Revenues include the Company's pro rata share from unconsolidated JVs presented on the same basis and exclude noncontrolling interests' pro rata share from consolidated JVs presented on the same basis. Portfolio Cash Real Estate Revenues include Portfolio Real Estate Revenues after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, lease termination fees, and the impact of deferred community fee income.
REVPOR CCRC The 3-month average Cash Real Estate Revenues per occupied unit excluding Cash NREFs for the most recent period available. REVPOR CCRC excludes newly completed assets under lease-up, assets sold, acquired or converted to a new operating structure during the relevant period, assets in redevelopment, assets that are held for sale, and assets that experienced a casualty event that significantly impacted operations. REVPOR cannot be derived from the information presented for the CCRC portfolio as units reflect 100% of the unit capacities for unconsolidated JVs and revenue is at the Company's pro rata share. REVPOR CCRC is a non-GAAP supplemental financial measure used to evaluate the revenue-generating capacity and profit potential of our CCRC assets independent of fluctuating occupancy rates. It is also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our CCRC assets.
REVPOR Other The 3-month average Cash Real Estate Revenues per occupied unit for the most recent period available. REVPOR Other excludes newly completed assets under lease-up, assets sold, acquired or converted to a new operating structure during the relevant period, assets in redevelopment, assets that are held for sale, and assets that experienced a casualty event that significantly impacted operations. REVPOR cannot be derived from the information presented for the Other portfolio as units reflect 100% of the unit capacities for unconsolidated JVs and revenue is at the Company's pro rata share. REVPOR Other is a non-GAAP supplemental financial measure used to evaluate the revenue-generating capacity and profit

5

Definitions
potential of our other assets independent of fluctuating occupancy rates. It is also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our other assets.
RIDEA A structure whereby a taxable REIT subsidiary is permitted to rent a healthcare facility from its parent REIT and hire an independent contractor to operate the facility.
Same-Store (“SS”) Same-Store NOI and Cash (Adjusted) NOI information allows us to evaluate the performance of our property portfolio under a consistent population by eliminating changes in the composition of our consolidated portfolio of properties. Same-Store Adjusted NOI excludes amortization of deferred revenue from tenant-funded improvements and certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis. Properties are included in Same-Store once they are stabilized for the full period in both comparison periods. Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space and rental payments have commenced) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure are considered stabilized after 12 months in operations under a consistent reporting structure. A property is removed from Same-Store when it is classified as held for sale, sold, placed into redevelopment, experiences a casualty event that significantly impacts operations, a change in reporting structure or operator transition has been agreed to, or a significant tenant relocates from a Same-Store property to a non Same-Store property and that change results in a corresponding increase in revenue. We do not report Same-Store metrics for our other non-reportable segments.
Secured Debt Ratio Enterprise Secured Debt divided by Enterprise Gross Assets. Secured Debt Ratio is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share information is calculated by applying our actual ownership percentage for the period and excludes debt funded by us to our JVs. Our pro rata share of Total Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Segments The Company’s diverse portfolio is comprised of investments in the following reportable healthcare segments: (i) life science; (ii) medical office; (iii) continuing care retirement community (“CCRC”), and (iv) other non-reportable segment.
Share of Consolidated Joint Ventures ("JVs") Noncontrolling interests' pro rata share information is prepared by applying noncontrolling interests' actual ownership percentage for the period and is intended to reflect noncontrolling interests' proportionate economic interest in the financial position and operating results of properties in our portfolio.
Share of Unconsolidated Joint Ventures Our pro rata share information is prepared by applying our actual ownership percentage for the period and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio.
Stabilized / Stabilization Newly acquired operating assets are generally considered Stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space and rental payments have commenced) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered Stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure are considered stabilized after 12 months in operations under a consistent reporting structure.

6

Reconciliations
In thousands, except per share data

Funds From Operations

	Three Months Ended March 31,
	2022	2021
Net income (loss) applicable to common shares	$69,637	$143,337
Real estate related depreciation and amortization	177,733	157,538
Healthpeak’s share of real estate related depreciation and amortization from unconsolidated joint ventures	5,135	4,453
Noncontrolling interests’ share of real estate related depreciation and amortization	(4,840)	(4,881)
Loss (gain) on sales of depreciable real estate, net(1)	(3,785)	(259,662)
Healthpeak’s share of loss (gain) on sales of depreciable real estate, net, from unconsolidated joint ventures	(279)	—
Noncontrolling interests’ share of gain (loss) on sales of depreciable real estate, net	12	—
Loss (gain) upon change of control, net	—	(1,042)
Taxes associated with real estate dispositions	(182)	490
Nareit FFO applicable to common shares	243,431	40,233
Distributions on dilutive convertible units and other	2,352	—
Diluted Nareit FFO applicable to common shares	$245,783	$40,233

Weighted average shares outstanding - diluted Nareit FFO	546,903	539,016

Impact of adjustments to Nareit FFO:
Transaction-related items	$296	$4,113
Other impairments (recoveries) and other losses (gains), net(2)	(8,909)	3,242
Restructuring and severance related charges	—	2,463
Loss (gain) on debt extinguishments	—	164,292
Casualty-related charges (recoveries), net	—	1,048
Total adjustments	(8,613)	175,158
FFO as Adjusted applicable to common shares	234,818	215,391
Distributions on dilutive convertible units and other	2,368	1,940
Diluted FFO as Adjusted applicable to common shares	$237,186	$217,331

Weighted average shares outstanding - diluted FFO as Adjusted	546,903	546,342

Diluted earnings per common share	$0.13	$0.27
Depreciation and amortization	0.33	0.29
Loss (gain) on sales of depreciable real estate, net	(0.01)	(0.48)
Loss (gain) upon change of control, net	—	(0.01)
Taxes associated with real estate dispositions	0.00	0.00
Diluted Nareit FFO per common share	$0.45	$0.07
Transaction-related items	0.00	0.01
Other impairments (recoveries) and other losses (gains), net(2)	(0.02)	0.01
Restructuring and severance related charges	—	0.01
Loss (gain) on debt extinguishments	—	0.30
Casualty-related charges (recoveries), net	—	0.00
Diluted FFO as Adjusted per common share	$0.43	$0.40

7

Reconciliations
In thousands, except per share data

Adjusted Funds From Operations

	Three Months Ended March 31,
	2022	2021
FFO as Adjusted applicable to common shares	$234,818	$215,391
Amortization of stock-based compensation	4,721	4,364
Amortization of deferred financing costs	2,689	2,213
Straight-line rents	(11,158)	(9,135)
AFFO capital expenditures	(22,839)	(20,710)
Deferred income taxes	261	(1,723)
Other AFFO adjustments	(6,459)	(5,602)
AFFO applicable to common shares	202,033	184,798
Distributions on dilutive convertible units and other	1,649	1,337
Diluted AFFO applicable to common shares	$203,682	$186,135

Weighted average shares outstanding - diluted AFFO	545,078	544,517
______________________________________
(1)Amount can be reconciled by combining the balances from the corresponding line of the Consolidated Statements of Operations on page 8 of the Earnings Release and Supplemental Report and Discontinued Operations Reconciliation on page 28 of this document for the quarter ended March 31, 2022.
(2)The three months ended March 31, 2022 includes the following, which are included in other income (expense), net in the Consolidated Statements of Operations: (i) a $23 million gain on sale of a hospital that was in a direct financing lease and (ii) $14 million of expenses incurred for tenant relocation and other costs associated with a planned MOB demolition. The remaining activity for the three months ended March 31, 2022 and 2021 includes reserves for loan losses recognized in impairments and loan loss reserves (recoveries), net in the Consolidated Statements of Operations.

8

Reconciliations
Per share data

Projected Future Operations(1)

	Full Year 2022
	Low	High
Diluted earnings per common share	$0.58	$0.64
Real estate related depreciation and amortization	1.29	1.29
Healthpeak's share of real estate related depreciation and amortization from unconsolidated joint ventures	0.04	0.04
Noncontrolling interests' share of real estate related depreciation and amortization	(0.04)	(0.04)
Loss (gain) on sales of depreciable real estate, net	(0.17)	(0.17)
Diluted Nareit FFO per common share	$1.70	$1.76
Other impairments (recoveries) and other losses (gains), net	(0.02)	(0.02)
Diluted FFO as Adjusted per common share	$1.68	$1.74
______________________________________
(1)The foregoing projections reflect management's view of current and future market conditions as of May 3, 2022 including assumptions with respect to rental rates, occupancy levels, development items, and the earnings impact of the events referenced in our earnings press release for the quarter ended March 31, 2022 that was issued on May 3, 2022. However, these projections do not reflect the impact of unannounced future transactions, except as described herein. Our actual results may differ materially from the projections set forth above. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

9

Reconciliations
In millions

Projected SS Cash NOI(1)(2)
For the projected year 2022 (low)

	Life Science	Medical Office	CCRC	Other(3)	Corporate Adjustments	Total
Portfolio Cash (Adjusted) NOI(4)	$541	$423	$103	$15	$(2)	$1,081
Interest income	—	—	—	18	—	18
Portfolio Income	541	423	103	33	(2)	1,098
Interest income	—	—	—	(18)	—	(18)
Non-cash adjustments to cash NOI(5)	64	14	—	(2)	2	77
NOI	605	438	103	13	—	1,158
Non-SS NOI	(150)	(86)	2	(13)	—	(247)
SS NOI	455	351	105	—	—	911
Non-cash adjustments to SS NOI(5)	(36)	(8)	—	—	—	(43)
SS Cash (Adjusted) NOI	$419	$344	$105	$—	$—	$868
Addback adjustments(6)						290
Other income and expenses(7)						132
Costs and expenses(8)						(962)
Net income (loss)						$329

For the projected year 2022 (high)

	Life Science	Medical Office	CCRC	Other(3)	Corporate Adjustments	Total
Portfolio Cash (Adjusted) NOI(4)	$546	$427	$107	$20	$(1)	$1,100
Interest income	—	—	—	23	—	23
Portfolio Income	546	427	107	44	(1)	1,123
Interest income	—	—	—	(23)	—	(23)
Non-cash adjustments to cash NOI(5)	64	14	—	2	2	82
NOI	610	442	107	22	1	1,182
Non-SS NOI	(151)	(87)	2	(22)	(1)	(259)
SS NOI	459	355	108	—	—	922
Non-cash adjustments to SS NOI(5)	(36)	(8)	1	—	—	(43)
SS Cash (Adjusted) NOI	$423	$347	$109	$—	$—	$879
Addback adjustments(6)						302
Other income and expenses(7)						124
Costs and expenses(8)						(940)
Net income (loss)						$366

10

Reconciliations
In millions

For the year ended December 31, 2021

	Life Science	Medical Office	CCRC	Other(3)	Corporate Adjustments and Discontinued Operations	Total
Portfolio Cash (Adjusted) NOI(4)	$504	$413	$96	$17	$11	$1,041
Interest income	—	—	—	38	—	38
Portfolio Income	504	413	96	55	11	1,079
Interest income	—	—	—	(38)	—	(38)
Non-cash adjustments to cash NOI(5)	47	11	(3)	—	(7)	47
NOI	551	424	92	18	3	1,088
Non-SS NOI	(113)	(78)	1	(18)	(3)	(210)
SS NOI	438	346	94	—	—	878
Non-cash adjustments to SS NOI(5)	(35)	(9)	3	—	—	(40)
SS Cash (Adjusted) NOI	$403	$338	$97	$—	$—	$838
Addback adjustments(6)						250
Other income and expenses(7)						666
Costs and expenses(8)						(1,172)
Other impairments (recoveries), net(9)						(56)
Net income (loss)						$526

Projected SS Cash NOI Changes for the full year 2022

	Life Science	Medical Office	CCRC	Total
Low	4.00%	1.75%	8.00%	3.25%
High	5.00%	2.75%	12.00%	4.75%
______________________________________
(1)The foregoing projections reflect management's view of current and future market conditions as of May 3, 2022 including assumptions with respect to rental rates, occupancy levels, development items, and the earnings impact of the events referenced in our earnings press release for the quarter ended March 31, 2022 that was issued on May 3, 2022. However, these projections do not reflect the impact of unannounced future transactions, except as described herein. Our actual results may differ materially from the projections set forth above. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.
(2)May not foot, cross foot, or recalculate due to rounding and adjustments made to SS high and low ranges reported by segments.
(3)Portfolio Cash NOI for Other represents the Company's share of its unconsolidated investment in SWF SH JV portfolio, with the low of $15 million and the high of $20 million.
(4)Represents rental and related revenues, tenant recoveries, resident fees and services, and other income from DFLs, less property level operating expenses, including our share of joint ventures.
(5)Represents straight-line rents, amortization of market lease intangibles, net, the deferral of community fees, net of amortization, management contract termination expense, actuarial reserves for insurance claims that have been incurred but not reported, and lease termination fees.
(6)Represents non-SS NOI and non-cash adjustments to SS NOI.
(7)Represents interest income, gain (loss) on sales of real estate, net, other income (expense), net, income tax benefit (expense), and equity income (loss) from unconsolidated joint ventures, excluding NOI. The year ended December 31, 2021 includes discontinued operations.
(8)Represents interest expense, depreciation and amortization, general and administrative, transaction costs, and loss on debt extinguishments. The year ended December 31, 2021 includes discontinued operations.
(9)The majority of the balance represents the impairment of goodwill related to the disposition of senior housing triple-net and SHOP portfolios during the year ended December 31, 2021 and is included in discontinued operations.

11

Reconciliations
In thousands

Enterprise Gross Assets and Portfolio Investment

	March 31, 2022
	Life Science	Medical Office	CCRC	Other	Discontinued Operations(1)	Corporate Non-segment	Total
Consolidated total assets(2)	$7,558,075	$4,726,222	$2,098,430	$762,783	$12,752	$128,988	$15,287,250
Investments in and advances to unconsolidated JVs	(40,918)	(8,973)	—	(353,268)	—	—	(403,159)
Accumulated depreciation and amortization(3)	1,265,177	1,697,341	342,987	—	—	—	3,305,505
Consolidated Gross Assets	$8,782,334	$6,414,590	$2,441,417	$409,515	$12,752	$128,988	$18,189,596
Healthpeak's share of unconsolidated JV gross assets	74,035	18,220	288	481,667	152	—	574,362
Enterprise Gross Assets	$8,856,369	$6,432,810	$2,441,705	$891,182	$12,904	$128,988	$18,763,958
Land held for development	(583,754)	(5,286)	(218)	—	—	—	(589,258)
Fully depreciated real estate and intangibles	458,795	531,783	17,389	—	—	—	1,007,967
Non-real estate related assets(4)	(283,554)	(377,253)	(205,214)	(25,103)	(12,904)	(128,988)	(1,033,016)
Real estate intangible liabilities	(198,695)	(137,286)	—	—	—	—	(335,981)
Noncontrolling interests' share of consolidated JVs real estate and related intangibles	(3,891)	(385,239)	—	—	—	—	(389,130)
Portfolio Investment	$8,245,270	$6,059,529	$2,253,662	$866,079	$—	$—	$17,424,540
______________________________________
(1)In September 2021, the Company successfully completed the disposition of the remaining senior housing triple-net and SHOP assets. Remaining balances associated with these assets are reported within discontinued operations and represents trailing activities primarily comprised of Accounts receivable, net of allowance and Cash and cash equivalents.
(2)Consolidated total assets represents total assets on the Consolidated Balance Sheet as of March 31, 2022 presented on page 7 within the Earnings Release and Supplemental Report for the quarter ended March 31, 2022.
(3)Accumulated depreciation and amortization includes accumulated depreciation for real estate, accumulated amortization for real estate related intangible assets, and accumulated amortization for right-of-use assets.
(4)Balance includes Cash and cash equivalents, Restricted cash, Right-of-use asset, net, Accounts receivable, net of allowance, and Other assets, net.

12

Reconciliations
In thousands

Capital Expenditures

	Three months ended
	March 31, 2022	March 31, 2021
Capital expenditures at share(1)	$186,675	$172,877
Capital expenditures at share - discontinued operations	18	—
Total capital expenditures at share	186,693	172,877
Less: AFFO capital expenditures at share(1)	(22,715)	(21,194)
Less: AFFO capital expenditures at share - discontinued operations	(518)	—
Non AFFO capital expenditures at share	163,460	151,683
Adjustment for Healthpeak's share of unconsolidated JV	(1,792)	(3,668)
Adjustment for noncontrolling interests' share of consolidated JVs	353	390
Consolidated non AFFO capital expenditures	162,021	148,405
Decrease (increase) in construction payable	17,309	(12,504)
Other	(1,045)	(562)
Development, redevelopment, and other major improvements of real estate(2)	$178,285	$135,339

AFFO capital expenditures at share(1)	$22,715	$21,194
AFFO capital expenditures at share - discontinued operations	518	—
Adjustment for Healthpeak's share of unconsolidated JV	(736)	(723)
Adjustment for noncontrolling interests' share of consolidated JVs	342	239
Leasing costs, tenant improvements, and recurring capital expenditures(2)	$22,839	$20,710
______________________________________
(1)Total capital expenditures at share and AFFO capital expenditures at share are presented inclusive of unconsolidated JVs and exclusive of noncontrolling interest within the Supplemental Reports for the first quarter ended March 31, 2022 and 2020 on pages 21 and 22 of their respective Earnings Release and Supplemental Reports for the periods then ended.
(2)Represents the financial statement lines items of Development, redevelopment, and other major improvements of real estate and Leasing costs, tenant improvements, and recurring capital expenditures as presented within the Consolidated Statements of Cash Flows for the three months ended March 31, 2022 and 2021.
.

13

Reconciliations
In thousands

Revenues

	Three Months Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022
Life Science	$169,934	$177,527	$184,213	$184,170	$194,055
Medical Office	160,201	165,295	171,482	174,264	177,263
CCRC	116,128	117,308	119,022	118,867	121,560
Other	9,013	16,108	6,748	5,904	5,494
Total revenues	$455,276	$476,238	$481,465	$483,205	$498,372
Life Science	—	—	—	—	—
Medical Office	—	—	—	—	—
CCRC	1,310	87	15	—	6,552
Other	—	—	—	—	—
Government grant income	$1,310	$87	$15	$—	$6,552
Life Science	—	—	—	—	—
Medical Office	—	—	—	—	—
CCRC	—	—	—	—	—
Other	(9,013)	(16,108)	(6,748)	(5,904)	(5,494)
Less: Interest income	$(9,013)	$(16,108)	$(6,748)	$(5,904)	$(5,494)
Life Science	1,337	1,412	1,521	1,487	1,431
Medical Office	715	710	737	720	732
CCRC	4,488	2,415	—	—	—
Other	16,753	16,740	17,109	17,233	18,045
Healthpeak's share of unconsolidated JVs real estate revenues	$23,293	$21,277	$19,367	$19,440	$20,208
Life Science	—	—	—	—	—
Medical Office	—	—	—	—	—
CCRC	199	—	—	—	333
Other	227	583	—	739	315
Healthpeak's share of unconsolidated JVs government grant income	$426	$583	$—	$739	$648
Life Science	(65)	(75)	(82)	(70)	(57)
Medical Office	(8,926)	(8,825)	(8,954)	(8,658)	(8,820)
CCRC	—	—	—	—	—
Other	—	—	—	—	—
Noncontrolling interests' share of consolidated JVs real estate revenues	$(8,991)	$(8,900)	$(9,036)	$(8,728)	$(8,877)
Life Science	171,206	178,863	185,652	185,588	195,429
Medical Office	151,990	157,181	163,265	166,325	169,175
CCRC	122,125	119,810	119,037	118,868	128,445
Other	16,980	17,323	17,109	17,972	18,360
Portfolio Real Estate Revenues	$462,301	$473,177	$485,063	$488,753	$511,409
Life Science	(11,819)	(12,374)	(11,030)	(11,402)	(14,272)
Medical Office	(2,556)	(2,643)	(4,337)	(4,306)	(4,180)
CCRC	8	14	—	—	—
Other	88	6	12	(4)	23
Non-cash adjustments to Portfolio Real Estate Revenues	$(14,279)	$(14,997)	$(15,355)	$(15,712)	$(18,429)

Continued

14

Reconciliations
In thousands

Revenues

	Three Months Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022
Life Science	159,387	166,489	174,622	174,186	181,157
Medical Office	149,434	154,538	158,928	162,019	164,995
CCRC	122,133	119,824	119,037	118,868	128,445
Other	17,068	17,329	17,121	17,968	18,383
Portfolio Cash Real Estate Revenues	$448,022	$458,180	$469,708	$473,041	$492,980
Life Science	11,819	12,374	11,030	11,402	14,272
Medical Office	2,556	2,643	4,337	4,306	4,180
CCRC	(8)	(14)	—	—	—
Other	(88)	(6)	(12)	4	(23)
Non-cash adjustments to Portfolio Real Estate Revenues	$14,279	$14,997	$15,355	$15,712	$18,429
Life Science	(20,855)	(24,157)	(29,023)	(30,790)	(37,312)
Medical Office	(20,330)	(24,538)	(27,517)	(31,165)	(31,517)
CCRC	(4,688)	(2,415)	—	—	(333)
Other	(16,980)	(17,323)	(17,109)	(17,972)	(18,360)
Non-SS Portfolio Real Estate Revenues	$(62,853)	$(68,433)	$(73,649)	$(79,927)	$(87,522)
Life Science	$150,351	$154,706	$156,629	$154,798	$158,117
Medical Office	131,660	132,643	135,748	135,160	137,658
CCRC	117,437	117,395	119,037	118,868	128,112
Other	—	—	—	—	—
Portfolio Real Estate Revenue - SS	$399,448	$404,744	$411,414	$408,826	$423,887
Life Science	(9,457)	(9,411)	(8,102)	(7,996)	(7,390)
Medical Office	(3,077)	(2,479)	(2,708)	(2,487)	(2,457)
CCRC	—	—	—	—	—
Other	—	—	—	—	—
Non-cash adjustment to SS Portfolio Real Estate Revenues	$(12,534)	$(11,890)	$(10,810)	$(10,483)	$(9,847)
Life Science	140,894	145,295	148,527	146,802	150,727
Medical Office	128,583	130,164	133,040	132,673	135,201
CCRC	117,437	117,395	119,037	118,868	128,112
Other	—	—	—	—	—
Portfolio Cash Real Estate Revenues - SS	$386,914	$392,854	$400,604	$398,343	$414,040

15

Reconciliations
In thousands

Operating Expenses

	Three Months Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022
Life Science	$39,461	$40,724	$44,923	$43,936	$48,189
Medical Office	51,121	54,648	58,430	59,184	61,170
CCRC	91,179	94,760	98,799	96,127	97,888
Other	—	—	(13)	—	—
Operating expenses	$181,761	$190,132	$202,139	$199,247	$207,247
Life Science	425	428	463	520	483
Medical Office	294	317	305	258	299
CCRC	4,745	2,208	32	(346)	—
Other	12,595	12,451	13,450	13,370	14,055
Healthpeak's share of unconsolidated JVs operating expenses	$18,059	$15,404	$14,250	$13,802	$14,837
Life Science	(20)	(21)	(25)	(21)	(19)
Medical Office	(2,504)	(2,552)	(2,659)	(2,356)	(2,602)
CCRC	—	—	—	—	—
Other	—	—	—	—	—
Noncontrolling interests' share of consolidated JVs operating expenses	$(2,524)	$(2,573)	$(2,684)	$(2,377)	$(2,621)
Life Science	39,866	41,131	45,361	44,435	48,653
Medical Office	48,911	52,413	56,076	57,086	58,867
CCRC	95,924	96,968	98,831	95,781	97,888
Other	12,595	12,451	13,437	13,370	14,055
Portfolio Operating Expenses	$197,296	$202,963	$213,705	$210,672	$219,463
Life Science	(9)	(9)	(10)	(9)	(160)
Medical Office	(633)	(639)	(711)	(740)	(633)
CCRC	(12)	(1,212)	(724)	(1,270)	—
Other	(24)	33	113	27	31
Non-cash adjustments to Portfolio Operating Expenses	$(678)	$(1,827)	$(1,332)	$(1,992)	$(762)
Life Science	39,857	41,122	45,351	44,426	48,493
Medical Office	48,278	51,774	55,365	56,346	58,234
CCRC	95,912	95,756	98,107	94,511	97,888
Other	12,571	12,484	13,550	13,397	14,086
Portfolio Cash Operating Expenses	$196,618	$201,136	$212,373	$208,680	$218,701
Life Science	$9	$9	$10	$9	$160
Medical Office	633	639	711	740	633
CCRC	12	1,212	724	1,270	—
Other	24	(33)	(113)	(27)	(31)
Non-cash adjustments to Portfolio Operating Expenses	$678	$1,827	$1,332	$1,992	$762
Life Science	(5,670)	(6,219)	(6,890)	(7,966)	(9,987)
Medical Office	(6,719)	(8,573)	(10,330)	(11,418)	(13,201)
CCRC	(5,495)	(2,602)	(426)	(62)	(490)
Other	(12,595)	(12,451)	(13,437)	(13,370)	(14,055)
Non-SS Portfolio Operating Expenses	$(30,479)	$(29,845)	$(31,083)	$(32,816)	$(37,733)
Continued

16

Reconciliations
In thousands

Operating Expenses

	Three Months Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022
Life Science	34,196	34,912	38,471	36,469	38,666
Medical Office	42,192	43,840	45,746	45,668	45,666
CCRC	90,429	94,366	98,405	95,719	97,398
Other	—	—	—	—	—
Portfolio Operating Expenses - SS	$166,817	$173,118	$182,622	$177,856	$181,730
Life Science	(9)	(10)	(9)	(10)	(159)
Medical Office	(571)	(577)	(574)	(570)	(564)
CCRC	—	(1,209)	(724)	(1,542)	—
Other	—	—	—	—	—
Non-cash adjustment to SS Portfolio Operating Expenses	$(580)	$(1,796)	$(1,307)	$(2,122)	$(723)
Life Science	34,187	34,902	38,462	36,459	38,507
Medical Office	41,621	43,263	45,172	45,098	45,102
CCRC	90,429	93,157	97,681	94,177	97,398
Other	—	—	—	—	—
Portfolio Cash Operating Expenses - SS	$166,237	$171,322	$181,315	$175,734	$181,007

17

Reconciliations
In thousands

EBITDAre and Adjusted EBITDAre

Three Months Ended March 31, 2022
Net income (loss)	$75,343
Interest expense	37,586
Income tax expense (benefit)(1)	437
Depreciation and amortization	177,733
Other depreciation and amortization	1,291
Loss (gain) on sales of real estate(1)	(3,785)
Share of unconsolidated JV:
Interest expense	(779)
Income tax expense (benefit)	47
Depreciation and amortization	5,135
Loss (gain) on sale of real estate from unconsolidated JVs	(279)
Other JV adjustments
EBITDAre	$292,729

Transaction-related items, excluding taxes	296
Other impairments (recoveries) and losses (gains)(2)	(8,909)
Amortization of stock-based compensation	4,721
Impact of transactions closed during the quarter(3)	(850)
Adjusted EBITDAre	$287,987

Adjusted Fixed Charge Coverage

Three Months Ended March 31, 2022
Interest expense, including unconsolidated JV interest expense at share	36,807
Capitalized interest	8,333
Fixed Charges	$45,140

Adjusted Fixed Charge Coverage	6.4x
  ______________________________________
(1)Amount can be reconciled by combining the balances from the corresponding line of the Consolidated Statements of Operations on page 8 of the Earnings Release and Supplemental Report and Discontinued Operations Reconciliation on page 28 of this document for the quarter ended March 31, 2022.
(2)Adjustment includes the following, which are included in other income (expense), net in the Consolidated Statements of Operations: (i) a $23 million gain on sale of a hospital that was in a direct financing lease and (ii) $14 million of expenses incurred for tenant relocation and other costs associated with a planned MOB demolition. The remaining activity for the three months ended March 31, 2022 includes reserves for loan losses recognized in impairments and loan loss reserves (recoveries), net in the Consolidated Statements of Operations.
(3)Adjustment reflects the impact of transactions that closed during the quarter as if the transactions were completed at the beginning of the quarter.

18

Reconciliations
In thousands

Enterprise Debt and Net Debt

March 31, 2022
Bank line of credit and commercial paper	$1,330,813
Senior unsecured notes	4,654,056
Mortgage debt	350,713
Consolidated Debt	$6,335,582
Share of unconsolidated JV mortgage debt	39,721
Enterprise Debt	$6,375,303
Cash and cash equivalents(1)	(97,055)
Share of unconsolidated JV cash and cash equivalents	(15,116)
Restricted cash	(52,103)
Share of unconsolidated JV restricted cash	(500)
Expected net proceeds from forward contracts	(312,706)
Net Debt	$5,897,823

Financial Leverage

March 31, 2022
Enterprise Debt	$6,375,303
Enterprise Gross Assets	18,763,958
Financial Leverage	34.0%

Secured Debt Ratio

March 31, 2022
Mortgage debt	$350,713
Share of unconsolidated JV mortgage debt	39,721
Enterprise Secured Debt	$390,434
Enterprise Gross Assets	18,763,958
Secured Debt Ratio	2.1%

Net Debt to Adjusted EBITDAre

Three Months Ended March 31, 2022
Net Debt	$5,897,823
Annualized Adjusted EBITDAre(2)	1,151,948
Net Debt to Adjusted EBITDAre(3)	5.1x
  ______________________________________
(1)Includes cash and cash equivalents of $8 million on assets classified as discontinued operations.
(2)Represents the current quarter Adjusted EBITDAre multiplied by a factor of four.
(3)During the quarter, the Company began including restricted cash of $52.1 million, its share of unconsolidated JV restricted cash of $0.5 million, and expected net proceeds from the future settlement of shares issued through forward equity contracts of $312.7 million in its calculation of Net Debt. The Company also began adjusting its calculation of Adjusted EBITDAre to reflect the impact of transactions that closed during the quarter as though they were completed at the beginning of the quarter, which reduced Adjusted EBITDAre by $0.9 million. Net Debt to Adjusted EBITDAre excluding these changes would be 5.4x.

19

Reconciliations
In thousands

Segment Portfolio NOI and Cash (Adjusted) NOI, Portfolio Income, and SS
Total Portfolio

	Three Months Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022
Income (loss) from continuing operations	$(120,585)	$168,065	$61,305	$28,943	$75,026
Interest income	(9,013)	(16,108)	(6,748)	(5,904)	(5,494)
Interest expense	46,843	38,681	35,905	36,551	37,586
Depreciation and amortization	157,538	171,459	177,175	178,114	177,733
General and administrative	24,902	24,088	23,270	26,043	23,831
Transaction costs	798	619	—	424	296
Loss (gain) on sales of real estate, net	—	(175,238)	(14,635)	(717)	(3,856)
Impairments and loan loss reserves (recoveries), net	3,242	931	285	18,702	132
Other expense (income), net	(2,200)	(1,734)	(1,670)	(662)	(18,316)
Loss (gain) on debt extinguishments	164,292	60,865	667	—	—
Income tax expense (benefit)	8	(763)	(649)	(1,857)	777
Government grant income	1,310	87	15	—	6,552
Equity loss (income) from unconsolidated JVs	(1,323)	(867)	(2,327)	(1,583)	(2,084)
Healthpeak's share of unconsolidated JVs NOI	5,660	6,456	5,117	6,378	6,019
Noncontrolling interests' share of consolidated JVs NOI	(6,467)	(6,327)	(6,352)	(6,351)	(6,256)
Portfolio NOI	$265,005	$270,214	$271,358	$278,081	$291,946
Adjustment to Portfolio NOI	(13,601)	(13,170)	(14,023)	(13,719)	(17,666)
Portfolio Cash (Adjusted) NOI	$251,404	$257,044	$257,335	$264,362	$274,280
Interest income	9,013	16,108	6,748	5,904	5,494
Portfolio Income	$260,417	$273,152	$264,083	$270,266	$279,774
Interest income	(9,013)	(16,108)	(6,748)	(5,904)	(5,494)
Adjustment to Portfolio NOI	13,601	13,170	14,023	13,719	17,666
Non-SS Portfolio NOI	(32,374)	(38,588)	(42,566)	(47,112)	(49,790)
SS Portfolio NOI	$232,631	$231,626	$228,792	$230,969	$242,156
Non-cash adjustment to SS Portfolio NOI	(11,954)	(10,094)	(9,503)	(8,360)	(9,123)
SS Portfolio Cash (Adjusted) NOI	$220,677	$221,532	$219,289	$222,609	$233,033

20

Reconciliations
In thousands

Life Science

	Three Months Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022
Income (loss) from continuing operations	$61,816	$59,960	$60,326	$62,419	$72,249
Interest expense	102	48	46	36	—
Depreciation and amortization	68,434	76,955	79,570	78,237	78,138
Transaction costs	32	(21)	—	13	292
Loss (gain) on sales of real estate, net	—	—	—	—	(3,856)
Other expense (income), net	(4)	(28)	(22)	(1)	9
Equity loss (income) from unconsolidated JVs	93	(111)	(630)	(470)	(966)
Healthpeak's share of unconsolidated JVs NOI	912	984	1,058	967	948
Noncontrolling interests' share of consolidated JVs NOI	(45)	(54)	(57)	(49)	(38)
Portfolio NOI	$131,340	$137,733	$140,291	$141,152	$146,776
Adjustment to Portfolio NOI	(11,810)	(12,366)	(11,021)	(11,392)	(14,112)
Portfolio Cash (Adjusted) NOI(1)	$119,530	$125,367	$129,270	$129,760	$132,664
Adjustment to Portfolio NOI	11,810	12,366	11,021	11,392	14,112
Non-SS Portfolio NOI	(15,185)	(17,939)	(22,133)	(22,823)	(27,326)
SS Portfolio NOI	$116,155	$119,794	$118,158	$118,329	$119,450
Non-cash adjustment to SS Portfolio NOI	(9,448)	(9,401)	(8,093)	(7,986)	(7,230)
SS Portfolio Cash (Adjusted) NOI	$106,707	$110,393	$110,065	$110,343	$112,220

Medical Office

	Three Months Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022
Income (loss) from continuing operations	$48,614	$221,725	$58,632	$27,064	$58,417
Interest expense	95	786	1,104	852	1,036
Depreciation and amortization	57,954	63,371	66,189	68,232	67,773
Transaction costs	330	(35)	—	28	4
Impairments and loan loss (reserves) recoveries, net	—	—	1,952	19,625	—
Loss (gain) on sales of real estate, net	—	(175,238)	(14,635)	(717)	—
Other expense (income), net	2,279	175	30	241	(10,937)
Equity loss (income) from unconsolidated JVs	(192)	(137)	(220)	(245)	(200)
Healthpeak's share of unconsolidated JVs NOI	421	393	432	462	433
Noncontrolling interests' share of consolidated JVs NOI	(6,422)	(6,273)	(6,295)	(6,302)	(6,218)
Portfolio NOI	$103,079	$104,767	$107,189	$109,240	$110,308
Adjustment to Portfolio NOI	(1,923)	(2,003)	(3,626)	(3,566)	(3,546)
Portfolio Cash (Adjusted) NOI(1)	$101,156	$102,764	$103,563	$105,674	$106,762
Adjustment to Portfolio NOI	1,923	2,003	3,626	3,566	3,546
Non-SS Portfolio NOI	(13,611)	(15,964)	(17,187)	(19,748)	(18,316)
SS Portfolio NOI	$89,468	$88,803	$90,002	$89,492	$91,992
Non-cash adjustment to SS Portfolio NOI	(2,506)	(1,902)	(2,134)	(1,917)	(1,893)
SS Portfolio Cash (Adjusted) NOI	$86,962	$86,901	$87,868	$87,575	$90,099

21

Reconciliations
In thousands

CCRC

	Three Months Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022
Income (loss) from continuing operations	$(6,375)	$(10,362)	$(12,170)	$(11,498)	$(2,965)
Interest expense	1,918	1,924	1,936	1,923	1,865
Depreciation and amortization	31,150	31,133	31,416	31,645	31,822
Transaction costs	432	657	—	356	—
Other expense (income), net	(2,176)	(165)	(114)	314	(6,511)
Government grant income	1,310	87	15	—	6,552
Equity loss (income) from unconsolidated JVs	—	(639)	(845)	—	(539)
Healthpeak's share of unconsolidated JVs NOI	(58)	207	(32)	347	333
Portfolio NOI	$26,201	$22,842	$20,206	$23,087	$30,557
Adjustment to Portfolio NOI	20	1,226	724	1,271	—
Portfolio Cash (Adjusted) NOI(1)	$26,221	$24,068	$20,930	$24,358	$30,557
Adjustment to Portfolio NOI	(20)	(1,226)	(724)	(1,271)	—
Non-SS Portfolio NOI	807	187	426	61	157
SS Portfolio NOI	$27,008	$23,029	$20,632	$23,148	$30,714
Non-cash adjustment to SS Portfolio NOI	—	1,209	724	1,543	—
SS Portfolio Cash (Adjusted) NOI	$27,008	$24,238	$21,356	$24,691	$30,714

Other

	Three Months Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022
Income (loss) from continuing operations	$7,473	$15,139	$9,061	$7,671	$5,709
Interest income	(9,013)	(16,108)	(6,748)	(5,904)	(5,494)
Transaction costs	4	18	—	27	—
Impairments and loan loss (reserves) recoveries, net	3,242	931	(1,667)	(923)	132
Other expense (income), net	(482)	—	(1)	(3)	32
Equity loss (income) from unconsolidated JVs	(1,224)	20	(632)	(868)	(379)
Healthpeak's share of unconsolidated JVs NOI	4,385	4,872	3,659	4,602	4,305
Portfolio NOI	$4,385	$4,872	$3,672	$4,602	$4,305
Adjustment to Portfolio NOI	112	(27)	(100)	(32)	(8)
Portfolio Cash (Adjusted) NOI	$4,497	$4,845	$3,572	$4,570	$4,297
Interest income	9,013	16,108	6,748	5,904	5,494
Portfolio Income	$13,510	$20,953	$10,320	$10,474	$9,791
Interest income	(9,013)	(16,108)	(6,748)	(5,904)	(5,494)
Adjustment to Portfolio NOI	(112)	27	100	32	8
Non-SS Portfolio NOI	(4,385)	(4,872)	(3,672)	(4,602)	(4,305)
SS Portfolio NOI	$—	$—	$—	$—	$—
SS Portfolio Cash (Adjusted) NOI	$—	$—	$—	$—	$—

22

Reconciliations
In thousands

Corporate Non-Segment

	Three Months Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022
Income (loss) from continuing operations	$(232,113)	$(118,397)	$(54,544)	$(56,713)	$(58,384)
Interest expense	44,728	35,923	32,819	33,740	34,685
General and administrative	24,902	24,088	23,270	26,043	23,831
Loss (gain) on debt extinguishments	164,292	60,865	667	—	—
Other expense (income), net	(1,817)	(1,716)	(1,563)	(1,213)	(909)
Income tax expense (benefit)	8	(763)	(649)	(1,857)	777
Portfolio NOI	$—	$—	$—	$—	$—
______________________________________
(1)Portfolio Income and Portfolio Cash (Adjusted) NOI are the same for Life Science, Medical Office, and CCRC for all periods presented as there is no interest income related to such segments.

23

Reconciliations
In thousands

CCRC Pro Forma Portfolio Real Estate Revenues and NOI(1)

Pro Forma SS Portfolio Real Estate Revenues	Three Months Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022
Portfolio Real Estate Revenues - SS(2)	$117,437	$117,395	$119,037	$118,868	$128,112
Pro forma adjustments to exclude government grants	(1,310)	(87)	(15)	—	(6,552)
Pro forma Portfolio Real Estate Revenues - SS(3)	$116,128	$117,308	$119,022	$118,868	$121,560

Pro Forma SS Portfolio Cash Real Estate Revenues	Three Months Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022
Portfolio Cash Real Estate Revenues - SS(2)	$117,437	$117,395	$119,037	$118,868	$128,112
Pro forma adjustments to exclude government grants	(1,310)	(87)	(15)	—	(6,552)
Pro forma Portfolio Cash Real Estate Revenues - SS(3)	$116,128	$117,308	$119,022	$118,868	$121,560

Pro Forma SS Portfolio NOI	Three Months Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022
SS Portfolio NOI(4)	$27,008	$23,029	$20,632	$23,148	$30,714
Pro forma adjustment to exclude government grants	(1,310)	(87)	(15)	—	(6,552)
Pro forma SS Portfolio NOI(3)	$25,699	$22,942	$20,617	$23,148	$24,162

Pro Forma SS Portfolio Cash (Adjusted) NOI	Three Months Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022
SS Portfolio Cash (Adjusted) NOI(4)	$27,009	$24,238	$21,356	$24,691	$30,714
Pro forma adjustment to exclude government grants	(1,310)	(87)	(15)	—	(6,552)
Pro forma SS Portfolio Cash (Adjusted) NOI(3)	$25,700	$24,151	$21,341	$24,691	$24,162
______________________________________
(1)May not foot due to rounding.
(2)See page 14 and 15 of this document for a reconciliation of Portfolio Real Estate Revenues - SS and Portfolio Cash Real Estate Revenues - SS.
(3)Pro forma adjustments excludes government grants received under the CARES Act from Portfolio Real Estate Revenues.
(4)See page 20 through 23 of this document for a reconciliation of SS Portfolio NOI and SS Portfolio Cash (Adjusted) NOI.

24

Reconciliations
In thousands, except per month data

REVPOR CCRC(1)

	Three Months Ended
REVPOR CCRC	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022
Portfolio Cash Real Estate Revenues(2)	$122,133	$119,824	$119,037	$118,868	$128,445
Other adjustments to REVPOR CCRC(3)	(4,696)	(2,429)	—	—	(333)
REVPOR CCRC revenues	$117,437	$117,395	$119,037	$118,868	$128,112

Average occupied units/month	5,854	5,906	5,910	5,852	5,939
REVPOR CCRC per month(4)	$6,687	$6,626	$6,714	$6,770	$7,190

	Three Months Ended
SS REVPOR CCRC	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022
SS REVPOR CCRC revenues(5)	$117,437	$117,395	$119,037	$118,868	$128,112

SS average occupied units/month	5,854	5,906	5,910	5,852	5,939
SS REVPOR CCRC per month(4)	$6,687	$6,626	$6,714	$6,770	$7,190

	Three Months Ended
PRO FORMA SS REVPOR CCRC	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022
Pro Forma SS REVPOR CCRC revenues(6)	$116,128	$117,308	$119,022	$118,868	$121,560

SS average occupied units/month	5,854	5,906	5,910	5,852	5,939
SS REVPOR CCRC per month(4)	$6,612	$6,621	$6,713	$6,770	$6,822
_____________________________________
(1)May not foot due to rounding.
(2)See page 14 and 15 of this document for a reconciliation of Portfolio Cash Real Estate Revenues.
(3)Includes revenue from facilities that are held for sale or sold.
(4)Represents the quarter REVPOR CCRC divided by a factor of three.
(5)See page 14 and 15 of this document for a reconciliation of Portfolio Cash Real Estate Revenues - SS.

(6)See page 24 of this document for a reconciliation of Pro forma Portfolio Real Estate Revenues - SS which is the same as Pro Forma SS REVPOR CCRC revenues.

25

Reconciliations
In thousands

Other Pro Forma Portfolio Real Estate Revenues and NOI(1)

	Three Months Ended
Pro Forma Portfolio Real Estate Revenues	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022
Portfolio Real Estate Revenues(2)	$16,980	$17,323	$17,109	$17,972	$18,360
Pro forma adjustments to exclude government grants	(227)	(583)	—	(739)	(315)
Pro forma Portfolio Real Estate Revenues(3)	$16,753	$16,740	$17,109	$17,232	$18,045

	Three Months Ended
Pro Forma Portfolio Cash Real Estate Revenues	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022
Portfolio Cash Real Estate Revenues(2)	$17,068	$17,329	$17,121	$17,968	$18,383
Pro forma adjustments to exclude government grants	(227)	(583)	—	(739)	(315)
Pro forma Portfolio Cash Real Estate Revenues(3)	$16,841	$16,747	$17,121	$17,228	$18,067

	Three Months Ended
Pro Forma Portfolio NOI	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022
Portfolio NOI(4)	$4,385	$4,872	$3,672	$4,602	$4,305
Pro forma adjustments to exclude government grants	(227)	(583)	—	(739)	(315)
Pro forma Portfolio NOI(4)	$4,158	$4,289	$3,672	$3,863	$3,990

	Three Months Ended
Pro Forma Portfolio Cash (Adjusted) NOI	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022
Portfolio Cash (Adjusted) NOI(4)	$4,497	$4,845	$3,572	$4,570	$4,297
Pro forma adjustments to exclude government grants	(227)	(583)	—	(739)	(315)
Pro forma Portfolio Cash (Adjusted) NOI(4)	$4,271	$4,262	$3,572	$3,831	$3,981
______________________________________
(1)May not foot due to rounding.
(2)See page 14 and 15 of this document for a reconciliation of Portfolio Real Estate Revenues and Portfolio Cash Real Estate Revenues.
(3)Pro forma adjustments excludes government grants received under the CARES Act for Portfolio Real Estate Revenues.
(4)See page 20 through 23 of this document for a reconciliation of Portfolio NOI and Portfolio Cash (Adjusted) NOI.

26

Reconciliations
In thousands

REVPOR Other(1)

	Three Months Ended
REVPOR Other	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022
Portfolio Cash Real Estate Revenues(2)	$17,068	$17,329	$17,121	$17,967	$18,383
Other adjustments to REVPOR Other(3)	(3,372)	(3,460)	(3,509)	(3,863)	(2,201)
REVPOR Other revenues	$13,696	$13,870	$13,612	$14,105	$16,182

Average occupied units/month	1,109	1,104	1,134	1,142	1,261
REVPOR Other per month(4)	$4,117	$4,186	$4,000	$4,118	$4,278

	Three Months Ended
Pro Forma REVPOR Other	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022
REVPOR Other revenues	$13,696	$13,870	$13,612	$14,105	$16,182
Pro Forma adjustments to REVPOR Other(5)	(163)	(490)	—	(532)	(258)
Pro Forma REVPOR Other revenues	$13,533	$13,380	$13,612	$13,573	$15,923

Average occupied units/month	1,109	1,104	1,134	1,142	1,261
Pro Forma REVPOR Other per month(4)	$4,068	$4,038	$4,000	$3,963	$4,210
______________________________________
(1)May not foot due to rounding.
(2)See page 14 and 15 of this document for a reconciliation of Portfolio Cash Real Estate Revenues.
(3)Includes revenue for assets in redevelopment or recently completed redevelopments that are not yet stabilized.
(4)Represents the quarter REVPOR Other divided by a factor of three.
(5)Pro forma adjustments excludes government grants received under the CARES Act for the stabilized properties included in REVPOR Other revenues.

27

Reconciliations
In thousands

Discontinued Operations Reconciliation
The results of discontinued operations during the three months ended March 31, 2022 and 2021, or through the disposal date of each asset or portfolio of assets if they have been sold during such periods, as applicable, are included within the Income (loss) from discontinued operations line of the Consolidated Statements of Operations in the accompanying Earnings Release and Supplemental Report. In order to facilitate reconciliation of amounts through this Discussion and Reconciliation of Non-GAAP Financial Measures and the accompanying Earnings Release and Supplemental Report, detailed financial information for discontinued operations for the three months ended March 31, 2022 and 2021 is presented below:

	Three Months Ended March 31,
	2022	2021
Revenues:
Rental and related revenues	$—	$5,228
Resident fees and services	2,655	72,998
Total revenues	2,655	78,226
Costs and expenses:
Interest expense	—	2,676
Operating	2,674	71,519
Transaction costs	—	76
Total costs and expenses	2,674	74,271
Other income (expense):
Gain (loss) on sales of real estate, net	(71)	259,662
Other income (expense), net	3	5,885
Total other income (expense), net	(68)	265,547
Income (loss) before income taxes and equity income (loss) from unconsolidated joint ventures	(87)	269,502
Income tax benefit (expense)	340	821
Equity income (loss) from unconsolidated joint ventures	64	(315)
Income (loss) from discontinued operations	$317	$270,008

28